SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

555 Maryville University Dr., Suite 240, St. Louis, MO 63141

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Item 5. Other Events

On May 7, 2004, Huttig Building Products, Inc. announced that J. Keith Matheney was appointed to the Board of Directors of the registrant and as the fourth independent member of the Board's four-person Audit Committee. A copy of the press release issued on May 7, 2004 regarding the appointment is filed as Exhibit 99.1 and is incorporated herein by reference.

On May 11, 2004, the registrant announced that Carl A. Liliequist, formerly the registrant's Vice President of Sales & Operations, was promoted to Executive Vice President responsible for all of the registrant's sales and operations. A copy of the press release issued on May 11, 2004 regarding the promotion is filed as Exhibit 99.2 and is incorporated herein by reference.

On May 20, 2004, the registrant announced that Grant W. Bruce had decided to retire and resigned from the registrant's Board of Directors and that the registrant had not yet chosen a successor. A copy of the press release issued on May 11, 2004 regarding the resignation is filed as Exhibit 99.3 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated May 7, 2004.
99.2	Press release dated May 11, 2004.
99.3	Press release dated May 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.

(Registrant)

Date: May 21, 2004

/s/ Thomas S. McHugh

______________________________________

Thomas S. McHugh

Vice President -- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 7, 2004
99.2	Press release dated May 11, 2004
99.3	Press release dated May 20, 2004